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                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the ClinTrials Research Inc. 1998 Non-Qualified Stock Option Plan for Directors of our report dated February 1, 2000, except for Note 4, as to which the date is February 16, 2000, with respect to the consolidated financial statements and schedule of ClinTrials Research Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP

Raleigh, North Carolina
March 17, 2000